Report of Independent Registered Public
Accounting Firm

To the Members and Board of Directors
of FEG Directional Access Fund LLC

In planning and performing our audits of the financial statements of FEG Directional
Access Fund LLC (formerly FEG Equity Access
Fund LLC) (the Trust) as of and for the
year ended March 31, 2013, in accordance with the standards of the Public Company
Accounting Oversight Board (United States), we considered the Trusts internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Trusts internal control over financial reporting. Accordingly, we express no such opinion.

The management of the Trust is responsible for establishing and maintaining effective internal control over financial reporting.
In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A trusts internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A trusts internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the trust (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the trust are being made only in accordance with authorizations of management and directors of the trust and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the trusts assets that could have a material effect on the financial statements.

Because of its inherent limitations,
internal control over financial reporting may not prevent or detect misstatements.
Also, projections of any evaluation of
effectiveness to future periods are
subject to the risk that controls may
become inadequate because of changes
in conditions, or that the degree of
compliance with the policies or procedures may deteriorate.

A deficiency in internal control over
financial reporting exists when the
design or operation of a control does
not allow management or employees, in
the normal course of performing their
assigned functions, to prevent or
detect misstatements on a timely basis.
A material weakness is a deficiency, or
a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Trusts annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Trusts
internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public Company Accounting Oversight
Board (United States). However, we noted no deficiencies in the Trusts internal control over financial reporting and its operation, including controls over safeguarding securities, that we consider to be a material weakness as defined above as of March 31, 2013.

This report is intended solely for the
information and use of management and
the Board of Directors of the FEG
Directional Access Fund LLC and the
Securities and Exchange Commission and
is not intended to be and should not
be used by anyone other than these
specified parties.


        /s/ Ernst & Young LLP

Cincinnati, Ohio
May 29, 2013